Series 4
72DD1/72DD2
Class A $11, Class C $12, Class I $ 426
73A1/73A2
Class A $0.1347, Class C $0.0978, Class I $0.1470
74U1/74U2
Class A 36, Class C 91, Class I 2,905
74V1/74V2
Class A $9.99, Class C $9.97, Class I $9.98
Series 5
72DD1/72DD2
Class A $41, Class C $3, Class I $47, Class R6 $2,120
73A1/73A2
Class A $0.210, Class C $0.177, Class I $0.221, Class R6 $0.221
74U1/74U2
Class A 193, Class C 20, Class I 46, Class R6 8,840
74V1/74V2
Class A $10.04, Class C $10.02, Class I $10.03, Class R6 $10.05
Series 6
72DD1/72DD2
Class A $16, Class C $0, Class I $735, Class R6 1
73A1/73A2
Class A $0.0320, Class C $0.0, Class I $0.060, Class R6 $0.061
74U1/74U2
Class A 404, Class C 349, Class I 10,601, Class R6 10
74V1/74V2
Class A $9.78, Class C $9.69, Class I $9.80, Class R6 $9.80
Series 7
72DD1/72DD2
Class A $3, Class C $1, Class I $66
73A1/73A2
Class A $0.123, Class C $0.0890, Class I $0.1330
74U1/74U2
Class A 31, Class C 15, Class I 520
74V1/74V2
Class A $10.30, Class C $10.26, Class I $10.31